Exhibit 99.1

NEWS RELEASE

August 16, 2004

PACIFICA BANCORP, INC. DECLARES 5% STOCK DIVIDEND

Bellevue, Wash. – August 16, 2004 – Pacifica Bancorp, Inc. (“Pacifica” or “the Company”), parent company of Pacifica Bank (www.pacificabank.com), (UNLISTED) announced that its board of directors has approved a 5 percent stock dividend to shareholders of record at the close of business on September 15, 2004, to be paid September 30, 2004.

Today in a separate press release, the Company announced improved second quarter earnings. “The Board’s decision to issue a stock dividend at this time is a demonstration of our commitment to enhance shareholder value and increase the marketability of the Company’s stock,” said Lyle K. Snyder, Chairman of the Board.

Pacifica Bancorp, Inc. is a bank holding company for its wholly owned subsidiary, Pacifica Bank (the “Bank”). The Bank is a Washington state-chartered commercial bank, the deposits of which are insured by the Federal Deposit Insurance Corporation (the “FDIC”). The Bank offers a full range of commercial banking services through its offices in Bellevue and Seattle, Washington. For more information visit our web site at www.pacificabank.com.